UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

Page
ITEM 5. OTHER EVENTS	3

SIGNATURES	4

EXHIBIT INDEX	5

EXHIBIT 99.1

EXHIBIT 99.2

2

ITEM 5. OTHER EVENTS

The following information is being furnished pursuant to Item 5.

On June 9, 2004, QuadraMed Corporation announced that Lawrence P. English, Chairman and Chief Executive Officer and Michael S. Wilstead, President and Chief Operating Officer, held an all company conference call with employees on Tuesday, June 8, 2004. During the call, they provided an update on the Company’s progress. A copy of the press release announcing this event is furnished as Exhibit 99.1 to this report.

On June 10, 2004, QuadraMed Corporation announced that it plans to offer, subject to market and other conditions, up to $94 million of convertible preferred stock in a private, unregistered offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933. The preferred stock will be convertible into shares of common stock under certain conditions. The Corporation intends to use the net proceeds of the offering primarily to repurchase its 10% senior secured notes due 2008 and 5.25% convertible debentures due 2005.

This announcement is neither an offer to sell nor a solicitation to buy any securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities will not be registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws. A copy of the press release announcing this offering is furnished as Exhibit 99.2 to this report.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2004

QuadraMed Corporation

/s/ Lawrence P. English
Lawrence P. English Chairman and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued June 9, 2004, by QuadraMed Corporation

99.2	Press Release, issued June 10, 2004, by QuadraMed Corporation

5